Q 2 2 0 2 3

Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “guidance,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. All information set forth herein speaks only as of the date hereof and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Microvast’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.” Non-GAAP Financial Measures This presentation contains adjusted gross profit, adjusted operating loss and adjusted net loss, which are non-GAAP financial measures. Adjusted gross profit is GAAP gross profit as adjusted for non-cash stock-based compensation expense included in cost of revenues. Adjusted operating loss is GAAP operating loss as adjusted for non-cash stock-based compensation expense included in cost of revenues and operating expense . Adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in on valuation of warrant liabilities and convertible notes. In addition to Microvast's results determined in accordance with GAAP, Microvast's management uses these non-GAAP financial metrics to evaluate the company’s ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing Microvast's operating performance. We believe that the use of these non- GAAP metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing, non-recurring items, capital expenditures, and non-cash expenses. In addition, our presentation of adjusted gross profit, adjusted operating loss and adjusted net loss should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of non-GAAP financial metrics may not be comparable to other similarly titled measures computed by other companies because not all companies calculate these measures in the same fashion. Because of these limitations, these non-GAAP financial metrics should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial metrics on a supplemental basis. Investors should review the reconciliations in this presentation and not rely on any single financial measure to evaluate our business. Disclaimer

Q 2 H I G H L I G H T S

Q2 2023

Overview

$75.0M **Q2 revenue**

16% increase year over year

>6x **increase in backlog position** year over year = **$675.9M** driven by energy storage business in the U.S. and strong demand in Europe

17.3%

adjusted gross margin

+7 percentage points year over year

>80%

53.5Ah share of backlog

with U.S. and Europe leading markets

2GWh

Huzhou 3.1 expansion for HpCO-53.5Ah cell is now delivering qualified products to customers remaining milestone payments fully funded from project finance facility

2GWh

Clarksville, TN expansion for U.S. made HpCO-53.5Ah cell

on track for Q4 trial production

4

Q2 2023

Huzhou 3.1 – Its Ramping!

Capacity expansion in ramp-up mode

→ **Qualified products now being shipped to customers**

→ **Volumes increasing in line with customer build plans**

2GWh Expansion
Additional cell, module, and pack capacity began qualified production in Q2 2023

$500M
annual revenue potential

75%

Contracted Capacity
Industrialization of our 53.5Ah technology well underway, with >75% capacity contracted for deliveries through Q2 2024.



Cell, module, and pack building completed



2GWh investment completed and production ramping up

Servicing a Worldwide Customer Base

Europe	China/Asia Pacific	USA
IVECO	XCMG	microvast
GAUSSIN	DONGFENG	
MAFI TREPEL	JBM Group	
Kalmar	ASHOK LEYLAND	

5

Q2 2023

Microvast Energy

Our Golden Opportunity



Energy Hub
Windsor, CO
✓ Engineering & design
✓ Assembly of ESS solution
✓ Shipment to customer sites
Manufacturing
Clarksville, TN
✓ Cells
✓ Modules
✓ Pack/Tray

☑ Cells, modules, and packs produced from our new manufacturing facility in **Tennessee = IRA s45X tax credits**.

☑ All engineering, design, battery management software, and assembly in **Colorado**. New facility has capacity of assembling 1,000 containers annually.

☑ Our ESS solutions can be deployed for renewable energy storage and shifting applications throughout the **U.S.**

☑ Increased energy resiliency, security, and availability for both developers and consumers. **Produced here in the U.S. = IRA domestic content bonus**.



Clarksville, TN - advanced manufacturing facility



Windsor, CO – product design, engineering, BMS, & assembly



microvast

Finished Product: ME-4300

6

Q2 2023

Continued Upward Trend – Q2 Revenue

CHALLENGES

- Unexpected DoE decision to cancel award of grant for separator business
- Huzhou phase 3.1 production ramp up to fulfill the significant market demand
- ESS Assembly shift due to new IRS rules on domestic content for the Investment Tax Credit

Q2 KEY STATS

$75.0M
Revenue

$675.9M
Sales Backlog

16%
YoY Revenue Growth in Q2

$271.3M
Order Intake

HIGHLIGHTS

- Received purchase order from leading U.S. commercial vehicle OEM for delivery starting 2024
- Acquired order from a leading European port vehicle OEM for a new heavy-duty port application
- Entered into general purchase agreement for 1,000 units with JBM Group, a leading Indian bus OEM

7

Q2 2023

Major Product Developments

Global Commercial Vehicle Market

OEM	IVECO	JBM Group	WEICHAI	REFIRE
Vehicle	Iveco Bus Crossway	E-bus	Hybrid Truck	4.5T Hydrogen Truck
Battery Type	HpCO-53.5Ah MV-I Gen1 pack	MpCO-21Ah MV-B/C Gen 3 pack HpCO-53.5Ah MV-B/C Gen 4 pack	MpCO-48Ah MV-B/C Gen 4 pack	MpCO-17.5Ah MV-F0 Gen 3 pack
Highlights	Substantial Q2 backlog increase	Enhanced partnership with major deliveries through Q2/24	Start hybrid truck development with Gen 4 high power battery	Partnership reinforced with over 100-unit delivery in Q2









8

Q 2 F I N A N C I A L S

Q2 2023 P&L

($ in thousands)

GAAP Income Statement	Three-Months Ended June 30			Six-Months Ended June 30		
	2022	2023	YoY (%)	2022	2023	YoY (%)
Revenue	64,414	74,953	16%	101,082	121,926	21%
Cost of revenues	(59,573)	(63,492)	7%	(96,228)	(105,607)	10%
Gross Profit	**4,841**	**11,461**	**137%**	**4,854**	**16,319**	**236%**
Gross Margin	**7.5%**	**15.3%**	**103%**	**4.8%**	**13.4%**	**179%**
General and administrative expenses	(34,335)	(23,560)	-31%	(60,436)	(43,945)	-27%
Research and development expenses	(10,244)	(9,507)	-7%	(21,553)	(20,368)	-5%
Selling and marketing expenses	(5,810)	(5,897)	1%	(11,808)	(10,885)	-8%
Operating expense	**(50,389)**	**(38,964)**	**-23%**	**(93,797)**	**(75,198)**	**-20%**
Subsidy Income	576	637	11%	713	714	0%
Operating loss	**(44,972)**	**(26,866)**	**-40%**	**(88,230)**	**(58,165)**	**-34%**
Change in fair value of warrant liability	1,255	-	-100%	820	17	-98%
Others	(465)	788	269%	(548)	2,499	556%
Loss before income tax	**(44,182)**	**(26,078)**	**-41%**	**(87,958)**	**(55,649)**	**-37%**
Income tax	-	-		-	-	
Net loss	**(44,182)**	**(26,078)**	**-41%**	**(87,958)**	**(55,649)**	**-37%**
Less: net income attributable to noncontrolling interests	-	11		-	21	
Net loss attributable shareholders	**(44,182)**	**(26,089)**	**-41%**	**(87,958)**	**(55,670)**	**-37%**

10

Q2 2023 Adjusted Financials – Non-GAAP

($ in thousands)

	Three-Months Ended June 30		Six-Months Ended June 30	
	2022	2023	2022	2023
Revenue	64,414	74,953	101,082	121,926
Adjusted Cost of sales (non-GAAP)	(57,691)	(61,967)	(92,447)	(102,578)
Adjusted gross (loss) / profit (non-GAAP)	**6,723**	**12,986**	**8,635**	**19,348**
Adjusted gross margin (non-GAAP)	10.4%	17.3%	8.5%	15.9%
Adjusted Operating Expense	(21,748)	(22,670)	(52,798)	(42,487)
Adjusted Operating Loss (non-GAAP)	**(14,449)**	**(9,047)**	**(43,450)**	**(22,425)**
Adjusted Net Loss (non-GAAP)	**(14,914)**	**(8,259)**	**(43,998)**	**(19,926)**

Cost of Sales Adjustments

	Three-Months Ended June 30		Six-Months Ended June 30	
	2022	2023	2022	2023
Non-Cash Settled SBC	1,882	1,525	3,781	3,029

Operating Expense Adjustments

	Three-Months Ended June 30		Six-Months Ended June 30	
	2022	2023	2022	2023
Non-Cash Settled SBC	28,641	16,294	40,999	32,711

Net Loss Adjustments

	Three-Months Ended June 30		Six-Months Ended June 30	
	2022	2023	2022	2023
Fair Value Changes	(1,255)	0	(820)	(17)

11

12 Q2 2023 Revenue by Region ($ in thousands) Three-Months Ended June 30 Revenue by region YoY %20232022 -25%18,52024,622APAC (Excluding China) 36%46,12233,946China 91%9,3374,880EMEA 1%974966USA 16%74,95364,414Total Six-Months Ended June 30 Revenue by region YoY %20232022 -43%21,66938,026APAC (Excluding China) 46%78,73453,784China 156%19,5227,631EMEA 22%2,0011,641USA 21%121,926101,082Total Q2 1H APAC (Excluding China), 38% China, 53% EMEA, 8% USA, 1% 2022 APAC (Excluding China), 24% China, 62% EMEA, 13% USA, 1% 2023 APAC (Excluding China), 38% China, 53% EMEA, 7% USA, 2% 2022 APAC (Excluding China), 17% China, 65% EMEA, 16% USA, 2% 2023

13 Q2 2023 Financial Highlights $195.8M Cash position $57.7M Total Capex Solid cash position – $195.8M cash (includes short-term investment) Expansion CAPEX of $52.5M for 4GWh capacity additions of HpCO-53.5Ah, Expected to add ~$1B new revenue potential going into 2024 U.S. footprint is expanding; growing asset base to support ESS and CV business and remains unlevered Record backlog of $675.9M – underpins high growth forecast, HpCO-53.5Ah cell rapid adoption across CV and ESS $675.9M Backlog

14 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 $50,000 20 23 20 24 20 25 20 26 20 27 Debt Maturation Profile Bank Borrowing Bond Financial Resilience  Debt maturity schedule requires minimal cash flow – $6.5M to be repaid in 2H23 and total to be retired before by YE25 is $33.6M.  All current debt relates to our China operations and is non-recourse to our U.S. holding structure and operations.  No current leverage on U.S. business – Project financing in progress to support Clarksville, securing and finalizing documentation for expected close in Q3.  Low debt levels, combined with revenues showing strong multi-year growth, provide a solid financial foundation for our business.  Helps us maintain resilience in future macro-economic uncertainties. No material near term refinancings anticipated We expect to be cashflow positive prior to 2027 bond maturation Current facilities on low interest rates of 3.0 – 4.8% (~50% of debt is fixed rate)

15 Revenue Visibility Backlog Turns Potential Into Reality

16 Funding More Capacity Clarksville Expansions Potential to be Self-Funding Golden Rule: We only add more capacity when we have customer orders in place Based on backlog, we expect 2024 utilization for Phase 1A to be high Clarksville (up to 8GWh) is self-funding due to IRA credits Expect to monetize the IRA early which provides funding for future expansions Customer down payments provide access to cash Phase 1A Year 1 IRA Credit Phase 1A Year 2 IRA Credit Phase 1B Customer Pre- Payments(1) Phase 1B CapEx Required Phase 1A & 1B IRA Credits Ending Cash Balance to Fund Phase 2 Expansion Phase 1A Operational Phase 1B Under Construction Note: Funding bridge does not reflect additional positive cash flows generated from Clarksville facility. (1) Management estimates 40-50% manufacturing capacity would generate prepayments from customers. $80M $80M $75M ($175M) $160M $220M Phase 1A = 2 GWh Phase 1B = 2 GWh Phase 2 = 4 GWh Phase 1B Operational Expected Capacity:

17 The Steps to Profitability We Have Levers – Industrialization, Automation, Utilization & Innovation 2024E Does not need equity capital 4GWh expansions fully funded from cash + debt + prepayments 8.2% (adj. GM) 20%+ (adj. GM) 2023E2022A 2025E+

O U T L O O K

19 NEW 2GWh Huzhou cell, module, and pack facility delivering qualified production and ongoing ramp-up NEW 2GWh U.S. cell, module, and pack facility in Clarksville, TN trial production target in Q4 Management believes path to profitability is within the next 2-3 years. Strong Backlog & Technology Supports Multi-Year High Growth Phase 70%-80% revenue growth from 2022 $675.9M backlog supported by energy storage business in the U.S. and strong demand in Europe Clarksville, TN location benefits from IRA at $45/kWh for domestic battery cells & modules 2GWh = $80M Annual IRA potential We anticipate significant uptick in orders and backlog supported by new commercial vehicle and energy storage projects HpCO-53.5Ah cell accounts for >80% backlog due to superior technical performance EXIT 2023 NEW CAPACITY 4GWh = $1B Expected annual revenue potential And 10M sqm. pilot line for polyaramid separator $72-80M Q3 revenue guidance 2023 Outlook =+